Exhibit 10.6

 Geological Report on the Rosewall Gold Property

SUMMARY REPORT

ON THE

ROSEWALL GOLD PROPERTY

VANCOUVER ISLAND, BC

Nanaimo Mining Division

June 14, 2006

By:

Greg Thomson B.Sc., P.Geo.

and

James Laird, Laird Exploration Ltd.

TABLE OF CONTENTS

Page

EXECUTIVE SUMMARY

1

1.0

INTRODUCTION

2

1.1

Terms of Reference

2

1.2

Location and Access

3

1.3

Topography, Climate, Vegetation

4

1.4

Property Status

4

1.5

Previous Work

5

2.0

GEOLOGICAL OVERVIEW

5

2.1

Regional Geology

5

2.2

Property Geology

5

3.0

CONCLUSIONS AND RECOMMENDATIONS

7

4.0

REFERENCES

8

5.0

STATEMENTS OF QUALIFICATIONS

9

EXECUTIVE SUMMARY

1.

The Rosewall Gold Property is located in eastern-central Vancouver Island, north of Horne Lake, near the headwaters of Rosewall Creek and Qualicum River.  The Rosewall Gold Property comprises one MTO mineral claim containing 7 cell claim units totaling 147.115 hectares in area.

2.

The property area is underlain by basaltic volcanic rocks belonging to the Karmutsen Formation of Upper Triassic age.  The Rosewall Gold Property is considered prospective for the discovery of a gold-silver epithermal-style mineral deposit.

3.

The main area of mineralization is contained within intensely altered rocks containing high concentrations of mercury, antimony and arsenic.  This mineral assemblage is often associated gold-silver epithermal deposits.

4.

A proposed work program includes construction of a control grid, geological mapping and rock sampling, a soil and silt geochemical sampling program, IP geophysical survey, and trenching.  Based on a compilation of these results, a diamond drill program will be designed to explore and define the potential resources.

1.0

INTRODUCTION

1.1

Terms of Reference

This summary report is a compilation of geological data currently available regarding the Rosewall Gold Property located near the east coast of Vancouver Island, between Courtenay and Qualicum Beach, B.C.  Historical information from Laird Exploration Ltd. files, the BC Department of Mines, the Geological Survey of Canada and other sources has been reviewed and used where pertinent.

1.2

Location and Access

The Rosewall Gold Property is located on the east-central area of Vancouver Island at 49° 25’ 30” North Latitude and 124° 52’ 30” West Longitude.  The property is accessed by following the Island Highway, approximately 25 kilometres northwest from Qualicum Beach, B.C.

At this point the Rosewall Creek road is followed southwesterly for approximately 7 kilometres, reaching the property area. The property area is also located approximately 15 kilometres northwest of Horne Lake.

Figure 2

Rosewall Gold Property Regional Location Map

1.3

Topography, Climate, Vegetation

Topography is moderate to steep, particularly along the creek beds.

Vegetation is mostly second growth timber with considerable undergrowth, which conceals much of the outcrop in the area and makes movement through the area somewhat difficult.  The property is within an area of moderate to heavy precipitation. Heavy accumulations of snow can be expected at higher elevations from November to March.

1.4

Property Status

The Rosewall Gold Property comprises one MTO mineral claim containing 7 cell claim units totaling 147.115 hectares in area.

BC Tenure #

Work Due Date

Cells

Total Area (Hectares)

525453

January 14, 2007

7

147.115

1.5

Previous Work

The only known exploration work on the claim area was carried out in 1986 and 1987 by prospector Ron Bilquist.  Recorded work consisted of reconnaissance rock, soil and silt sampling covering an area of approximately 8 square kilometers.  Exploration work consisted of general prospecting of the property area and included the collection and sampling of 40 rock samples, 56 soil samples and 11 silt samples.  Much of the geological and assay data in this report has been obtained from Bilquist’s 1987 prospecting assessment report (#16141) on the Roaring #1 and #2 claims and a 1988 property summary.

2.0

GEOLOGICAL OVERVIEW

The Rosewall Gold Property covers a promising gold exploration area on Vancouver Island.  A very large silicified alteration zone with minerals characteristic of an epithermal gold deposit environment are found on the property.  Minerals such as pyrite, arsenopyrite, chalcopyrite, sphalerite, galena, realgar, cinnabar, and molybdenite have been identified.  Gold in soil geochemistry indicates significant gold anomalies.  Additional work is needed to expand and define the gold in soil anomalies, and to geologically map and rock sample the general area.

2.1

Regional Geology

The mineral property area is primarily underlain by basaltic volcanic rocks belonging to the Karmutsen Formation of Upper Triassic age.  The volcanic rocks consist primarily of pillow basalts, pillow breccia and minor tuffs.  Thin limestone or volcaniclastic intra-volcanic sedimentary layers tend to be focal point for detachment-style or bedded faulting.  In the central part of the claim, a number of outcrops in Mercury Creek and along the logging road expose felsic intrusive rocks thought to be Tertiary in age, which appear to be closely associated with silicification and mineralization.

2.2

Property Geology

The main area of interest on the property is a flat lying horizon of calc-silicate altered volcanic rocks of an estimated thickness of 25 to 100 metres. Within this zone of widespread alteration rock samples contain epithermal-style mineralization consisting of cinnabar (mercury sulphide), arsenopyrite (arsenic sulphide) and stibnite (antimony sulphide).

Other mineralization found on the property includes chalcopyrite (copper sulphide), sphalerite (zinc sulphide), galena (lead sulphide), molybdenite (molybdenum sulphide), pyrite (iron sulphide) and realgar/orpiment (arsenic sulphides).  There are also reports of suspected native mercury and an area of specimen quality stibnite crystals.  The stibnite specimen material has not been assayed as yet.

In rock samples, arsenic values were returned up to 1750 ppm As, mercury values to greater than 2,000 ppm Hg, antimony to 486 pm Sb, copper to 0.64% Cu, lead to 786 ppm Pb, silver to 8.1 ppm Ag and molybdenum to 786 ppm Mo.

Examples of multi-element rock samples include sample HRN-63, which assayed 0.64% copper, 331 ppm zinc, 1200 ppm arsenic, > 2,000 ppm mercury and 132 ppm antimony.

Sample HRN-69 contained 778 ppm arsenic, 232 ppm zinc, 4.7 pm silver and 80 ppb gold.

The silt sampling and soil sampling results also reflected the multi-element aspects of the mineralized alteration zone.

Soil samples contained values to greater than 1000 ppm zinc, 70 ppm antimony, 480 ppm arsenic and 650 ppm mercury.  As with the rock samples, soil samples were generally consistently high for mercury and arsenic.

Silt samples contained generally high values in mercury (430 - >2,000 ppm)

3.0

CONCLUSIONS AND RECOMMENDATIONS

The Rosewall Gold property contains styles of rock alteration, rock textures and mineralization types that are typically associated with epithermal gold +/- silver deposit types.  Calc-silicate alteration is extensive on the property area suggesting the potential to host a mineral deposit of significant size and tonnage.

The property requires a program of concentrated exploration with the establishment a surveyed control grid.  The grid area should then be thoroughly prospected and geologically mapped with commensurate soil sampling surveys, EM and magnetometer geophysical surveys.  Based on a compilation of these results, a diamond drill program would be designed to explore and define the potential resources.  The anticipated costs of this development are presented in three results-contingent stages.

Phase 1 Cost Estimate

Reconnaissance geological mapping, prospecting and rock sampling.

Geologist – 5 days @ $450/day

   $2250.00

Consultant/Project Manager – 5 days @ $450/day

    $2250.00

Sampler/Geological Assistant – 5 days @ $250/day

   $1250.00

Truck rental – 1000 km @ 0.75/km inclusive

     $750.00

Rock samples – 50 @ $50.00 per sample

   $2500.00

Per Diem – 15 man-days @ $100.00/day

   $1500.00

Misc. sampling and field supplies

     $500.00

Report and reproduction costs

   $1000.00

Subtotal

$12,000.00

Management Fee @ 15%

   $1800.00

Contingency @ 10%

   $1200.00

Total

$15,000.00

GST@ 6% (July 1, 2006)

     $900.00

NET TOTAL

$15,900.00

Phase 2 Cost Estimate

Detailed surface and underground geological mapping and rock sampling, grid construction, EM and Mag surveys, establish drill and rock trenching targets, four-man crew, report.          $75,000.00

Phase 3 Cost Estimate

1000 metres of diamond drilling @ 100.00 per metre, plus geological

supervision, camp and supplies, transportation, assays, report and other ancillary costs.                     $150,000.00

TOTAL

         $240,900.00

4.0

REFERENCES

Bilquist, R.E., (1987)

Prospecting Report on Roaring #1 and # 2 Claims

Assessment Report #16141

Carson, D.J.T. (1973): The plutonic rocks of Vancouver Island: Geological Survey of Canada, Paper 72-44, 70 pages.

Carson, D.J.T. (1968): Metallogenic study of Vancouver Island with emphasis on the Relationship of Plutonic Rocks to Mineral Deposits, Ph.D. thesis, Carlton University, Ottawa.

Carson, D.J.T. (1969): Tertiary Mineral Deposits of Vancouver Island; CIM Bulletin, Volume 62, Number 685, May, pages 511-519.

Muller, J.E., Carson, D.J.T. (1968)

Geology and Mineral Deposits of Alberni Map Area

G.S.C. Paper 68-50

Muller, J.E., (1989)

Tertiary Low-Angle Faulting and Related Gold and Copper on Mount Washington, Vancouver Island.  Ministry of Energy, Mines and Petroleum Resources, Paper 1989-1.

5.0

STATEMENTS OF QUALIFICATIONS

I:

Gregory R. Thomson, of Langley, B.C., do hereby certify:

That I am a Professional Geoscientist registered in the Province of British Columbia.

That I am a graduate Geologist from the University of British Columbia (1970) and have over 25 years of mineral exploration experience in the Province of British Columbia.

That the information contained in this report was based upon a review of previous reports and geological studies related to the Rosewall Gold Property area and of personal experience with local geology gained while employed as a consulting geologist in the Vancouver Island region of BC.

I have read National Instrument 43-101, Form 43-101F1 and this report has been prepared in essential compliance with N1 43-101 and Form 43-101F1.

Dated at Vancouver, BC, June 14, 2006

By: /s/ “Gregory R. Thomson, P. Geologist”